UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 29, 2022

The following is a press release issued by JetBlue Airways Corporation (“JetBlue”) on June 29, 2022.

PRESS RELEASE

JetBlue Issues Letter to Spirit Shareholders

NEW YORK (June 29, 2022) – JetBlue (NASDAQ: JBLU) today issued an open letter to shareholders of Spirit (NYSE: SAVE).

The full letter follows:

Dear Spirit Shareholders,

Tomorrow, Spirit shareholders have YOUR chance to help assure you receive the most value for your Spirit shares by voting AGAINST the Frontier transaction.

If you want more value and more certainty, sooner, your choice is clear. By voting AGAINST the Frontier transaction you vote FOR:

•	A superior all-cash price of at least $33.50 per Spirit share, a premium of 51% to the implied value of the Frontier transaction as of June 28, 2022;

•	An accelerated payment of $2.50 per Spirit share – or 13% more than Frontier’s prepayment;

•	Greater regulatory commitments, including a larger reverse break-up fee of $400 million and a more significant divestiture commitment than Frontier, despite similar regulatory profiles; and

•	A ticking fee – a monthly prepayment of $0.10 per share from January 2023 until the deal is consummated or terminated.

In fact, Spirit shareholders would receive more cash in the unlikely event a JetBlue deal is terminated ($4.30 per share assuming the ticking fee is paid in full) than they would receive if the Frontier transaction is consummated ($4.13 per share).

Ultimately, however you assess the probability of regulatory approval of each transaction, you are always better off with the JetBlue transaction.

•

As one of Spirit’s top ten shareholders said, “We firmly believe that if, as shareholders, we must wait for a transaction to be consummated following a lengthy regulatory process, we are much better off waiting alongside JetBlue, which is willing to compensate us along the way. The Board’s self-serving actions and failure to accept JetBlue’s $33.50 per share offer is preventing shareholders from receiving superior value.”

Only by voting AGAINST the Frontier transaction can you assure that you will receive the benefits of our offer.

The entrenched Spirit Board needs to know that you, their shareholders, want our better offer.

•

Multiple Spirit directors have significant ties to Frontier’s controlling shareholder, Bill Franke, resulting in a conflicted Spirit Board more focused on securing an inferior transaction with Frontier than maximizing value for its own shareholders.

•

While negotiating for eight months with Frontier, Spirit’s Board never seriously considered any alternatives, resulting in an original merger agreement with Frontier that was clearly suboptimal, with a low premium, no reverse break-up fee, and no divestiture commitment. Frontier has improved its offer twice only because we launched our “vote no” campaign.

•

The Spirit Board consistently ignored or refused to engage with JetBlue until faced with certain defeat on the original shareholder meeting date and then, in an attempt to avoid the widespread perception of its poor corporate governance, pretended to engage with JetBlue.

•	The Spirit Board continues to forgo any engagement or good faith negotiation with JetBlue, publicly rejecting our latest proposal in less than a day without ever discussing the amended terms.

Don’t let the Spirit Board’s allegiances to Frontier’s controlling shareholder keep you from the most value creating opportunity. This is the time to make your voice heard and deliver a clear message to the entrenched Spirit Board that you want the superior JetBlue transaction.

Vote AGAINST the Frontier transaction today.

Sincerely,

Robin Hayes

Chief Executive Officer

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers to more than 100 cities throughout the United States, Latin America, Caribbean, Canada, and United Kingdom. For more information and the best fares, visit jetblue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 30, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

JetBlue Investor Relations

Tel: +1 718 709 2202

ir@jetblue.com